Exhibit 99.1

PERRIGO ANNOUNCEMENT REGARDING UNSOLICITED OFFER FROM MYLAN N.V.

Shareholders Advised to Take NO ACTION Pending Review

DUBLIN – September 14, 2015 – Perrigo Company plc (“Perrigo”) (NYSE: PRGO; TASE) today confirmed that Mylan N.V. (“Mylan”) (NASDAQ: MYL) has commenced an unsolicited exchange offer to acquire all of the issued and to be issued ordinary shares of Perrigo. Shareholders are strongly advised to take no action in relation to the offer at this time pending the Board’s review.

The Board of Perrigo will assess Mylan’s offer and advise Perrigo shareholders of its recommendation regarding the exchange offer within 10 business days by making available to shareholders and filing with the U.S. Securities and Exchange Commission a solicitation/recommendation statement on Schedule 14D-9 and in accordance with Rule 25 of the Irish Takeover Rules. Applicable securities laws restrict Perrigo’s ability to comment on Mylan’s offer until after its Schedule 14D-9 has been filed.

Irish Takeover Rules

The directors of Perrigo accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors of Perrigo (who have taken all reasonable care to ensure such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

A person interested in 1% or more of any class of relevant securities of Perrigo or Mylan may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules, 2013 (“Irish Takeover Rules”).

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie. “Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website.

If you are in any doubt as to whether you are required to disclose a “dealing” under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020; fax number +353 1 678 9289.

Important Information

Morgan Stanley & Co. LLC acting through its affiliate, Morgan Stanley & Co. International plc, is financial advisor to Perrigo and no one else in connection with the matters referred to in this announcement. In connection with such matters, Morgan Stanley & Co. LLC, Morgan Stanley & Co. International plc, each of their affiliates and each of their and their affiliates’ respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to any other person other than Perrigo for providing the protections afforded to their clients or for providing advice in connection with the contents of this announcement or any other matter referred to herein.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including future actions that may be taken by Mylan in furtherance of its unsolicited proposal. These and other important factors, including those discussed under “Risk Factors” in the Perrigo Company’s Form 10-K for the year ended June 27, 2015, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Perrigo intends to file a solicitation/recommendation statement with respect to the exchange offer with the Securities and Exchange Commission (“SEC”). Security holders are urged to read the solicitation/recommendation statement and other relevant materials if and when they become available because they will contain important information. The solicitation/recommendation statement and other SEC filings made by Perrigo may be obtained (when available) without charge at the SEC’s website at www.sec.gov and at the investor relations section of the Perrigo website at perrigo.investorroom.com. Shareholders may also obtain copies of the information by contacting Mackenzie Partners, Inc. at 212-929-5500 or 800-322-2885 Toll-Free in North America or by email at PRGO@mackenziepartners.com

About Perrigo

Perrigo Company plc, a top five global over-the-counter (OTC) consumer goods and pharmaceutical company, offers consumers and customers high quality products at affordable prices. From its beginnings in 1887 as a packager of generic home remedies, Perrigo, headquartered in Ireland, has grown to become the world’s largest manufacturer of OTC products and supplier of infant formulas for the store brand market. The Company is also a leading provider of generic extended topical prescription products and receives royalties from Multiple Sclerosis drug Tysabri®. Perrigo provides “Quality Affordable Healthcare Products®” across a wide variety of product categories and geographies primarily in North America, Europe, and Australia, as well as other key markets including Israel and China.

A copy of this announcement will be available on Perrigo’s website at www.perrigo.com.

For further information:

Arthur J. Shannon, Vice President, Investor Relations and Global Communications, (269) 686-1709, ajshannon@perrigo.com

Bradley Joseph, Director, Investor Relations and Global Communications, (269) 686-3373, bradley.joseph@perrigo.com